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                                                                    EXHIBIT 10.1
                          ALGORX PHARMACEUTICALS, INC.

               2001 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

1.       PURPOSES.

         (A) ELIGIBLE AWARD RECIPIENTS. The persons eligible to receive Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

         (B) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonuses, (iv) Stock Units, (v) Stock Appreciation Rights and (vi) Stock Purchase Rights.

         (C) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards or Cash Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.       DEFINITIONS.

         (A) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (B) "APPLICABLE LAWS" means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any applicable stock exchange or Nasdaq rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

         (C) "AWARD" means a Stock Award or a Cash Award granted in accordance with the terms of this Plan.

         (D) "BOARD" means the Board of Directors of the Company.

         (E) "CASH AWARD" means an award conferring or including the right to be granted cash under Section 7(d) below.

         (F) "CASH AWARD AGREEMENT" means a written agreement between the Company and a holder of a Cash Award evidencing the terms and conditions of an individual Cash Award grant. Each Cash Award Agreement shall be subject to the terms and conditions of this Plan.


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         (G) "CODE" means the Internal Revenue Code of 1986, as amended.

         (H) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

         (I) "COMMON STOCK" means the common stock of the Company.

         (J) "COMPANY" means ALGORX PHARMACEUTICALS, INC., a Delaware corporation.

         (K) "CONSULTANT" means any person, including an advisor and other than an Employee, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

         (L) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         (M) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (N) "DIRECTOR" means a member of the Board of Directors of the Company.

         (O) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

         (P) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

         (Q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (R) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

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                  (I) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

                  (II) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         (S) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (T) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

         (U) "NON-EMPLOYEE DIRECTOR" means a Director who is not a current Employee or Officer of the Company or an Affiliate.

         (V) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (W) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (X) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

         (Y) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (Z) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

         (AA) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

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         (BB) "PARTICIPANT" means a person to whom a Stock Award or Cash Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award or Cash Award.

         (CC) "PLAN" means this AlgoRx Pharmaceuticals, Inc. 2001 Equity Incentive Plan, as amended and restated.

         (DD) "QUALIFYING PERFORMANCE CRITERIA" means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders' equity;
(vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating;
(xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

         (EE) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

         (FF) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (GG) "STOCK APPRECIATION RIGHT" means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock granted under Section 7(c).

         (HH) "STOCK AWARD" means any right granted under the Plan, including an Option, a Stock Bonus, a Stock Unit, a Stock Appreciation Right and a Stock Purchase Right, but excluding a Cash Award.

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         (II) "STOCK AWARD AGREEMENT" means a written agreement between the
Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (JJ) "STOCK BONUS" means the award of a certain number of shares of Common Stock granted under Section 7(a) below.

         (KK) "STOCK PURCHASE RIGHT" means the right to purchase a certain number of shares of Common Stock under Section 7(b) below.

         (LL) "STOCK UNIT" means an award giving the right to receive shares of Common Stock granted under Section 7(a) below.

         (MM) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.       ADMINISTRATION.

         (A) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (B) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (I) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                  (II) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or Cash Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (III) To amend the Plan, a Stock Award or a Cash Award as provided in Section 12.

                  (IV) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

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         (C) DELEGATION TO COMMITTEE.

                  (I) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. In addition, if permitted by the Applicable Laws, the Board (or a Committee to whom such authority has been delegated) may delegate administration of the Plan to one or more officers of the Company with respect to the granting of awards to non-officer employees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee or one or more officers any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (II) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, the Committee shall conform to the requirements of the applicable statute and the rules and regulations promulgated thereunder. The Committee shall in all events conform to any requirements of the Applicable Laws, including any applicable Nasdaq or stock exchange listing requirements.

         (D) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board or the Committee, as applicable, in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.       SHARES SUBJECT TO THE PLAN.

         (A) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million five hundred forty nine thousand nine hundred fifty-six (3,549,956) shares of Common Stock (consisting as of January 19, 2005 of 2,392,345 shares underlying outstanding options and 1,157,611 shares underlying unallocated options as adjusted for the Company's 10-for-1 reverse stock split effected on February __,
2005), plus an annual increase on the first day of each of the Company's fiscal years beginning on January 1, 2006 equal to the lesser of (i) two million five hundred thousand (2,500,000) shares of Common Stock, (ii) five percent (5%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares of Common Stock as the Board shall determine.

         (B) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or is surrendered for any reason, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.


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         (C) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (A) ELIGIBILITY FOR SPECIFIC AWARDS. Incentive Stock Options may be granted only to Employees. Cash Awards and Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

         (B) TEN PERCENT STOCKHOLDERS. A Ten Percent stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (C) SECTION 162(M) LIMITATION. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Stock Awards covering more than one million (1,000,000) shares of Common Stock during any calendar year or (without regard to adjustments under Section 11 of the Plan) Cash Awards covering more than two million dollars ($2,000,000) during any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this subsection 5(c) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with
Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

         (D) CONSULTANTS.

                  (I) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company's securities to such Consultant is not exempt under Rule 701 of the Securities Act ("RULE 701") because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

                  (II) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("FORM S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a

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Form S-3 Registration Statement) or (B) does not require registration under the
Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

                  (III) Rule 701 and Form S-8 generally are available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or (for Rule 701 purposes only) majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (A) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (B) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (C) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (D) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by Applicable Laws, either
(i) in cash or by check or wire transfer at the time the Option is exercised or
(ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock that has a Fair Market Value on the date of

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surrender equal to the aggregate exercise price of the shares as to which the
Option is exercised, (2) according to a deferred payment or other similar arrangement that conforms with Applicable Laws with the Optionholder, (3) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a "same-day sale" cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six
(6) months (or such longer or shorter period of time as is considered appropriate in the Board's discretion to avoid or minimize any charge to earnings which the Company might be required to take in connection with such Option).

         (E) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided however that to the extent the regulations governing Incentive Stock Options, as amended from time to time, permit transferability of Incentive Stock Options under additional circumstances, then the Board may grant Incentive Stock Options with greater rights of transferability in conformity with such regulations. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (F) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder or in the event of the Disability of the Optionholder by a guardian or conservator who has been appointed to act for the Optionholder and has been granted this authority as part of that appointment. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (G) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

         (H) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder

                                       9.
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may exercise his or her Option (to the extent that the Optionholder was vested in the shares subject to the Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option as to the vested shares within the time specified in the Option Agreement, the Option shall terminate.

         (I) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

         (J) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder or the Optionholder's guardian or conservator who has been appointed to act for the Optionholder may exercise the Optionholder's Option (to the extent that the Optionholder was vested in the shares subject to the Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twenty-four (24) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder or the Optionholder's guardian or conservator does not exercise the Optionholder's Option as to the vested shares within the time specified herein, the Option shall terminate.

         (K) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was vested in the shares subject to the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twenty-four (24) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised as to the vested shares within the time specified herein, the Option shall terminate.

         (L) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may


                                      10.
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be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.    PROVISIONS OF AWARDS OTHER THAN OPTIONS.

      (A) STOCK BONUS AND STOCK UNIT AWARDS. Each Stock Award Agreement reflecting the issuance of a Stock Bonus or Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (I) CONSIDERATION. A Stock Bonus or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

            (II) VESTING. Shares of Common Stock awarded under an agreement reflecting a Stock Bonus and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

            (III) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

            (IV) TRANSFERABILITY. Rights to acquire shares of Common Stock under a Stock Bonus or a Stock Unit agreement shall be transferable by the Participant only by will, by the laws of descent and distribution, in the event of the Disability of a Participant to a guardian or conservator who has been appointed to act for the Optionholder or upon such terms and conditions as are set forth in the agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the agreement remains subject to the terms of the agreement.

      (B) STOCK PURCHASE RIGHTS. Each Stock Award Agreement reflecting a Stock Purchase Right shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of each separate Stock Award Agreement reflecting a Stock Purchase Right need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (I) PURCHASE PRICE. The per-share purchase price of Stock Purchase Rights shall be as determined by the Board.

            (II) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the Stock Purchase Right agreement shall be paid in accordance with
Section 6(d) above.


                                      11.

            (III) VESTING. Shares of Common Stock acquired under the Stock Purchase Right agreement may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

            (IV) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested or as to which forfeiture conditions are triggered as of the date of termination under the terms of the Stock Purchase Right agreement.

            (V) TRANSFERABILITY. Rights to acquire shares of Common Stock under the Stock Award Agreement reflecting a Stock Purchase Right shall be transferable by the Participant only by will, by the laws of descent and distribution, in the event of the Disability of a Participant to a guardian or conservator who has been appointed to act for the Optionholder or upon such terms and conditions as are set forth in such agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the agreement remains subject to the terms of such agreement.

      (C)   STOCK APPRECIATION RIGHTS.

            (I) GENERAL. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

            (II) EXERCISE OF STOCK APPRECIATION RIGHT. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of shares of Common Stock covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the shares of Common Stock covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to shares of Common Stock subject to the award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, shares of Common Stock or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.


                                      12.

            (III) NONASSIGNABILITY OF SARS. Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

      (D) CASH AWARDS. Cash Awards may be granted either alone, in addition to, or in tandem with other Stock Awards granted under the Plan. After the Board determines that it will offer a Cash Award, it shall advise the Participant, by means of a Cash Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

      (E) SECTION 162(M) COMPLIANCE. Any Cash Award or Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such award is made) that is intended as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Qualifying Performance Criteria. The performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Board based on one or more Qualifying Performance Criteria selected by the Board and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code as required under applicable regulations and to conform the procedures related to the award to the requirements of Section 162(m).

8.    COVENANTS OF THE COMPANY.

      (A) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

      (B) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained, and if such authority cannot be obtained with reasonable efforts, then the Company shall have no liability or further obligation hereunder.

9.    USE OF PROCEEDS FROM STOCK.

      Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.


                                      13.

10.   MISCELLANEOUS.

      (A) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

      (B) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award and/or the issuance of shares of Common Stock subject to the Stock Award pursuant to its terms.

      (C) NO EMPLOYMENT OR OTHER SERVICE RIGHTS; VALUE OF COMPENSATION. Nothing in the Plan or any instrument executed or Stock Award or Cash Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award or Cash Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or
(iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. The value of Stock Awards granted under this Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating a participant's benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

      (D) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

      (E) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered


                                      14.

under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

      (F) WITHHOLDING OBLIGATIONS. As a condition of the grant, vesting or settlement of, or the issuance of shares subject to, a Stock Award granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Stock Award or otherwise entitled to receive shares or other property subject to a Stock Award) will make such arrangements as the Board or the Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Stock Award or the issuance of shares. The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied by the Participant (or such other person). To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock. Withholding obligations with respect to Cash Awards shall be satisfied through the Company's withholding of the appropriate amount from cash to be paid under the Cash Award.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

      (A) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the number of shares of Common Stock set forth in
Section 4(a)(i) and the maximum number of securities subject to awards that may be granted to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)


                                      15.

      (B) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event unless otherwise provided by the Board.

      (C) ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of
(i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction; provided however that the Board may provide that outstanding Awards will terminate upon consummation of a Corporate Transaction in exchange for a cash payment to the holders equal to the "spread" on the vested shares of Common Stock as of immediately prior to, the consummation of the Corporate Transaction. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

      (A) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to changes and adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Applicable Laws. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would (i) materially increase the maximum number of shares for which Stock Awards may be granted under the Plan (other than an increase pursuant to Section 11); (ii) reduce the minimum exercise price for Options granted under the Plan; (iii) reduce the exercise price of outstanding Options; or (iv) change the class of persons eligible to receive Awards under the Plan.

      (B) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

      (C) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the


                                      16.

Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (D) NO IMPAIRMENT OF RIGHTS; AMENDMENT AND RESTATEMENT OF PLAN. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards (including by amendment of the Plan); provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Notwithstanding the above, Awards granted prior to [EFFECTIVE DATE OF AMENDMENT] shall be governed by the Plan as it existed prior to such date, and Awards granted after such date shall be governed by the Plan as amended and restated effective on such date.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

      (A) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 18, 2015. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (B) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.   EFFECTIVE DATE OF PLAN.

      The Plan and any amendments shall become effective as determined by the Board, but no Stock Award shall be exercised (or no shares of Common Stock shall be issued pursuant to the terms of a Stock Award) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.   CHOICE OF LAW.

      The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.


16.   NON-EMPLOYEE DIRECTOR OPTION PROGRAM

      (A)   Automatic Option Grants to Non-Employee Directors.

            (I) GRANT DATES. Option grants to Non-Employee Directors shall automatically be made on the dates specified below:

                  (1) Each Non-Employee Director who is first elected or appointed to the Board at any time after the Listing Date shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Stock Option to purchase twenty thousand (20,000) shares of Common Stock (the "INITIAL GRANT").


                                      17.

                  (2) Commencing with the Listing Date, on the date of each annual stockholders meeting, each individual who is to continue after such meeting to serve as a Non-Employee Director shall automatically be granted a Nonstatutory Stock Option to purchase Five Thousand (5,000) Shares (the "ANNUAL GRANT"), provided, however, that such individual has served as a Non-Employee Director for at least six (6) months as of the date of the stockholders meeting.

            (II) EXERCISE PRICE. The exercise price for Options granted under this Section 16(a) shall be equal to one hundred percent (100%) of the Fair Market Value of the Common Stock on the Option grant date.

            (III) EXERCISE AND VESTING OF OPTIONS. Except as otherwise determined by the whole Board, the Common Stock underlying each Option granted pursuant to Section 16(a)(i)(1) shall vest and become exercisable on the one year anniversary following the date of grant so long as the Non-Employee Director remains a Director of the Company. Except as otherwise determined by the whole Board, the shares of Common Stock underlying each Option granted pursuant to Section 16(a)(i)(2) shall vest and become exercisable as to eight and thirty three hundredths percent (8.33%) of the shares subject to the Option at the end of each one (1) month period following the date of grant, for so long as the Non-Employee Director continuously remains a Director of the Company; provided however that the intent of these vesting provisions applicable to an Annual Grant is that the Non-Employee Director shall be considered fully vested if he or she continues to serve as a Director from the date of grant for the Annual Grant through the date immediately preceding the annual stockholders' meeting in the following calendar year, such that if the date of the next year's annual stockholders' meeting, after which the Non-Employee Director will no longer be serving on the Board, falls in such a way that the Non-Employee Director will not have served on the Board through the entire final one (1) month period specified above, he or she shall nonetheless be considered fully vested in the Annual Grant as of the date immediately preceding the annual stockholders' meeting for the year following the date of grant.

      (B) OPTION TERM. Each Option shall have a term of ten (10) years measured from the Option grant date.

      (C) CONSIDERATION. The exercise price for Options granted under this
Section 16 shall be payable in one or more of the alternative forms and in the manner authorized pursuant to Section 6(d).

      (D) TERMINATION OF SERVICE. The following provisions shall govern the exercise of any Options granted under this Section 16 held by the Participant at the time he or she ceases to serve as a Non-Employee Director or Consultant:

            (I) GENERAL. After termination of service as a Non-Employee Director, Employee or Consultant (the "CESSATION DATE"), the Participant's Options granted under this Section 16 shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the three months after such Cessation Date, but in no event after the date specified in Section 16(e) (the "EXPIRATION DATE"). To the extent the Participant does


                                      18.

not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

            (II) DEATH OR DISABILITY. If a Participant's cessation of service is due to death or Disability (as determined by the Board), all Options of that Participant granted under this Section 16, to the extent vested upon such Cessation Date, may be exercised for twenty four (24) months after the Cessation Date, but in no event after the Expiration Date. In the case of a cessation of service due to death, an Option may be exercised by the person entitled to exercise the Option under the Participant's will or as determined in probate. In the case of a cessation of service due to Disability, if a guardian or conservator has been appointed to act for the Participant and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Participant. Death or Disability occurring after a Participant's cessation of service shall not cause the cessation of service to be treated as having occurred due to death or Disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

      (E) BOARD DISCRETION. Options granted under this Section 16 are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board may, in its discretion, amend the Plan with respect to the terms of the Options herein, may add or substitute other types of Awards, may temporarily or permanently suspend Awards hereunder, all without approval of the Company's stockholders.

      (F) CERTAIN TRANSACTIONS AND EVENTS. Section 11 above shall generally apply to Options granted under this Section 16; provided however that in the event of a transaction specified in Section 11(c), while the Participant remains a Non-Employee Director, the shares of Common Stock at the time subject to each outstanding Option held by such Participant, but not otherwise vested, shall automatically vest as to one hundred percent (100%) of the otherwise then-unvested Shares so that each such Option shall, immediately prior to the effective date of the transaction, become wholly-vested and exercisable for such shares of Common Stock. Immediately following the consummation of the transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or an affiliate thereof).

      (G) COMPANY RIGHTS. The grant of Options pursuant to this Section 16 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      (H) GENERAL. The remaining terms of each Option granted pursuant to this
Section 16 shall, as applicable, be the same as terms in effect for Awards granted under this Plan.

      (I) LIMITED TRANSFERABILITY OF OPTIONS. Each Option granted pursuant to this Section 16 may be assigned in whole or in part during the Participant's lifetime to one (1) or more members of the Participant's family or to a trust established exclusively for one (1) or more such family members or to an entity in which the Participant is majority owner or to the Participant's former spouse, to the extent such assignment is in connection with the Participant's estate or financial plan or pursuant to a domestic relations order. The assigned portion may only


                                      19.

be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate. The Participant may also designate one (1) or more persons as the beneficiary or beneficiaries of his or her outstanding Options under this Section 16, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant's death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable award agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Participant's death.


                                      20.